EXHIBIT 10 (d)

                       CONSENT OF JOSEPH P. DECRESCE, ESQ.




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To Whom It May Concern:


       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 40 to the Registration Statement on Form N-4 (File No. 002-78020) filed by Phoenix Life Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Joseph P. DeCresce
----------------------
Joseph P. DeCresce, Counsel
Phoenix Life Insurance Company



Dated: May 1, 2003